UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 26, 2010 (July 23, 2010)
CUMULUS MEDIA INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24525	36-4159663

(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

3280 Peachtree Road, N.W., Suite 2300, Atlanta GA	30305

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 949-0700
n/a

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
Item 1.01 — Entry into a Material Definitive Agreement.
          On July 23, 2010, Cumulus Media Inc. (the “Company”) entered into a fourth amendment to its existing credit agreement, dated June 7, 2006, by and among the Company, Bank of America, N.A., as administrative agent, and the lenders party thereto, as amended through June 29, 2009 (as amended to date, the “Credit Agreement”).
          In connection with the amendment, Bank of America, N.A. has resigned as administrative agent and the lenders have agreed to appoint General Electric Capital Corporation as successor administrative agent under the Credit Agreement for all purposes.
          In addition, the amendment grants the Company additional flexibility under the Credit Agreement to, among other things, (i) consummate an asset swap of the Company’s radio stations in Canton, Ohio for radio stations in the Ann Arbor, Michigan and Battlecreek, Michigan markets owned by Capstar Radio (and currently operated by the Company pursuant to local marketing agreements); (ii) subject to certain conditions, acquire up to 100% of the equity interests of the Company’s affiliate, Cumulus Media Partners, LLC (“CMP”) or two of its subsidiaries, CMP Susquehanna Holdings Corp. or CMP Susquehanna Radio Holdings Corp.; (iii) subject to certain conditions and if necessary in order that certain of CMP’s subsidiaries maintain compliance with applicable debt covenants, make further equity investments in CMP, in an aggregate amount not to exceed $1.0 million; and (iv) enter into sale-leaseback transactions with respect to communications towers that have an aggregate fair market value of no more than $20.0 million, so long as the net proceeds of such transaction are used to repay indebtedness under the Company’s term loan facility.
          Some of the lenders under the Credit Agreement, or their affiliates, have various relationships with the Company involving the provision of financial services, including cash management, investment banking and brokerage services. These lenders or their affiliates receive, and expect to receive, customary fees and expenses for these services.
Section 2 — Financial Information
Item 2.03 — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          The information disclosed under Items 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.
By:	/s/ J.P. Hannan
	Name:	J.P. Hannan
	Title:	Senior Vice President, Treasurer and Chief Financial Officer

Date: July 26, 2010